UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2025

Date of Report (Date of earliest event reported)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Wheeler Way Langhorne, PA	19047
(Address of Principal Executive Offices)	(Zip Code)

1.800.909.9598

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, the board of directors of TEN Holdings, Inc. (the “Company”) appointed Mr. Virgilio D. Torres (“Mr. Torres”), age 35, to serve as the new Chief Financial Officer of the Company, with effect from June 30, 2025.

From March 2022 to March 2025, Mr. Torres served as the vice president for finance at Obsess Inc., where he built and scaled the finance function, implemented financial controls and revenue recognition processes, and supported fundraising efforts. From September 2020 to March 2022, he was a senior manager at Exactera LLC, where he led financial operations and supported board and investor communications. From July 2019 to September 2020, he was a manager at Blue Apron Holdings Inc., where he oversaw financial planning, budgeting, and fundraising efforts. Mr. Torres received his bachelor’s degree in finance from Pace University in 2013.

In connection with his appointment as the Chief Financial Officer, the Company and Mr. Torres entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Torres will receive (i) an annual salary of $265,000, minus applicable taxes; (ii) an annual bonus of up to 25% of the salary, depending on the business performance; (iii) 1% stock options of TEN Holdings, Inc., totaling 323,884 stock options; and (iv) certain benefit plans and a 401(k) retirement plan. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On June 30, 2025, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Torres. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Mr. Torres to the maximum extent of the coverage permitted by applicable law. The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

There are no family relationships between Mr. Torres and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Torres and any other person pursuant to which Mr. Torres was appointed as the Chief Financial Officer of the Company. To the best knowledge of the Company, neither Mr. Torres nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 30, 2025, the Company issued a press release to announce the appointment of Mr. Torres as the new Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Employment Agreement by and between the Company and Mr. Torres
10.2	Indemnification Agreement by and between the Company and Mr. Torres
99.1	Press Release “TEN Holdings, Inc. Announces Appointment of New Chief Financial Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN Holdings, Inc.

Date: July 1, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
Chief Executive Officer and Director

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